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                                  EXHIBIT 99.2

DRAFT
FOR IMMEDIATE RELEASE                               CONTACT:
                                                    Sean Wheatley
                                                    Factory Card & Party Outlet
                                                    630-579-2164
                                                    swheatley@factorycard.com

                        FACTORY CARD & PARTY OUTLET CORP.
                        EXPANDS JUVENILE PARTY SELECTION

NAPERVILLE, IL (March 6, 2003) - Factory Card and Party Outlet (FCPO.OB) announced today that it has entered into agreements with Party Express by Hallmark and Designware by American Greetings to sell licensed party tableware and accessories.

The Company noted the new assortment will increase the selection of Juvenile Party patterns by approximately 30% and increase the selection of licensed party patterns and accessories by more than 150%. The new selection will include an updated offering of Hallmark's Party Express party products including Barbie, Harry Potter and Disney Princess. An extensive selection of licensed party patterns from American Greetings' Designware will also be added to the assortment.

"When implemented in the first quarter, this strategic initiative will significantly improve our position in the marketplace," said Gary Rada, President and Chief Executive Officer. The Company also noted costs associated with implementation of this program will adversely impact first quarter results.

Nicholas Clementi, President of Designware, a Division of American Greetings, added, "With our new agreement, Factory Card and Party Outlet has satisfied their customer's needs by offering our best selling licenses such as Sesame Street and Barney, as well as our selection from Nickelodeon including SpongeBob Squarepants, Dora the Explorer and Blue's Clues."

Factory Card & Party Outlet, (www.factorycard.com) based in Naperville, Illinois, operates 171 Company-owned retail stores in 20 states, offering a vast assortment of party supplies, greeting cards, gift-wrap, and other special occasion merchandise at everyday value prices.

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, year-end adjustments and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements express or implied by such forward-looking statements.

In general, the results, performance or achievements of the Company and its stores and the value of the Company's common stock are dependent upon a number of factors including, without limitation, the dependence on key personnel; competition, ability to anticipate merchandise trends and consumer demand; ability to maintain relationships with suppliers; successful implementation of information systems; successful handling of merchandise logistics; inventory shrinkage; ability to meet future capital needs; governmental regulations; and other factors both referenced and not referenced in the Company's filings with the Securities and Exchange Commission.